Exhibit 21

MAGELLAN HEALTH SERVICES, INC.

LIST OF SUBSIDIARIES

Entity Name:	Jurisdiction of Domicile:	Entity Type:
Green Spring Health Services, Inc.	Delaware	C
Subsidiaries:
AdvoCare of Tennessee, Inc.	Tennessee	C
Subsidiary:
Premier Holdings, LLC	Tennessee	LLC
Subsidiary:
Premier Behavioral Systems of Tennessee, LLC	Tennessee	LLC
ICORE Healthcare, LLC	Delaware
Subsidiary:
ONCORE Healthcare, LLC	Delaware
Magellan Behavioral of Michigan, Inc.	Michigan	C
Magellan Behavioral Health of New Jersey, LLC	New Jersey	LLC
Magellan Health Services of California, Inc. — Employer Services	California	C
Magellan Pharmacy Solutions, Inc.	Delaware	C
Magellan Behavioral Health, Inc.	Delaware	C
Subsidiaries:
Florida MHS, Inc.	Florida	C
Magellan Behavioral Health of Idaho, Inc	Idaho	C
Magellan Complete Care, Inc.	Delaware	C
Magellan Complete Care of Virginia, LLC	Delaware	LLC
Magellan Complete Care of Indiana, Inc.	Indiana	C
Magellan Government Services, Inc	Delaware	C
Magellan Medicaid Administration, Inc. (f/k/a First Health Services Corporation)	Virginia	C
Subsidiaries:
Magellan Medicaid Administration of Florida, Inc.	Delaware	C
Magellan Medicaid Administration of Montana, Inc.	Delaware	C
FHC, Inc.	Canada	C
Provider Synergies, LLC	Ohio	LLC

Human Affairs International of California, Inc.	California	C
Magellan Behavioral Health of Florida, Inc.	Florida	C
Subsidiary:
The Community Based Care Partnership, Ltd.	Florida
Magellan Behavioral Health of Massachusetts, Inc.	Massachusetts	C
Magellan Behavioral Health of Nebraska, Inc.	Nebraska	C
Magellan Behavioral Health Systems, LLC	Utah	LLC
Subsidiary:
Human Affairs International of Pennsylvania, Inc.	Pennsylvania	C
Magellan Health QIO, LLC	Nebraska	LLC
Magellan Complete Care of Arizona, Inc. (f/k/a Magellan of Arizona, Inc.)	Arizona	C
Magellan Health Services of Arizona, Inc.	Arizona	C
Magellan CBHS Holdings, LLC	Delaware	LLC
Subsidiaries:
Charter Behavioral Health System of Lafayette, Inc.	Louisiana	C
Subsidiary:
The Charter Cypress Behavioral Health System, L.L.C.	Tennessee	LLC
Charter Behavioral Health System of Massachusetts, Inc.	Massachusetts	C
Charter Behavioral Health System of New Mexico, Inc.	New Mexico	C
Subsidiary:
The Charter Heights Behavioral Health System Limited Partnership	Delaware	LP
Charter Fairmount Behavioral Health System, Inc.	Pennsylvania	C
Charter Hospital of Santa Teresa, Inc.	New Mexico	C
Charter Medical of Puerto Rico, Inc.	Puerto Rico	C
Charter MOB of Charlottesville, Inc.	Virginia	C
Charter North Star Behavioral Health System, L.L.C.	Tennessee	LLC
Charter Northridge Behavioral Health System, Inc.	North Carolina	C
Subsidiary:
Holly Hill/Charter Behavioral Health System, L.L.C.	Tennessee	LLC
MBH of Puerto Rico, Inc.	Puerto Rico	C
Merit Behavioral Care Corporation	Delaware	C
U.S. IPA Providers, Inc.	New York	C
Arizona Biodyne, Inc.	Arizona	C

Magellan HRSC, Inc.	Ohio	C
Magellan Health Services of New Mexico, Inc.	New Mexico	C
Magellan Behavioral Health of Connecticut, LLC	Connecticut	LLC
Magellan Behavioral Health of Pennsylvania, Inc.	Pennsylvania	C
Montana Community Partners, Inc	Montana	C
Continuum Behavioral Care, LLC	Rhode Island	LLC
Continuum Behavioral Healthcare Corporation	Delaware	C
Magellan Behavioral Services, Inc.	Delaware	C
Magellan Providers of Texas, Inc.	Texas	C
MBC of America, Inc.	Delaware	C
Subsidiary:
Empire Community Delivery Systems, LLC	New York	LLC
MBC of North Carolina, LLC	North Carolina	LLC
Magellan Behavioral Care of Iowa, Inc.	Iowa	C
Merit Health Insurance Company	Illinois	C
Subsidiary:
Magellan Life Insurance Company	Delaware	C
PPC Group, Inc.	Delaware	C
P.P.C., Inc.	Missouri	C
Subsidiary:
Personal Performance Consultants of New York, Inc.	New York	C
National Imaging Associates, Inc.	Delaware
Subsidiary:
NIA IPA of New York, Inc.	New York
National Imaging Associates of Pennsylvania, LLC	Pennsylvania	LLC
National Imaging of CA, Inc.	California	C
NIA Iowa, Inc.	Iowa	C
Magellan Capital, Inc.	Delaware	LLC
Magellan Financial Capital, Inc.	Nevada	C
Magellan Sub Co III, Inc.	Florida	C